EXHIBIT 3.3

                                   BY-LAWS OF
              FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC.


ARTICLE I - OFFICES

1. Principal office. The principal office of the corporation shall be located in Columbia, South Carolina.

2. Other offices. The corporation may have offices at such other places, either within or without the State of South Carolina, as the Board of Directors may from time to time determine, or as the business of the corporation may require.

ARTICLE II - MEETINGS OF SHAREHOLDERS

1. Place of meetings. All meetings of the shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of South Carolina, as shall be designated in the notice of the meeting.

NOTE: PARAGRAPH 2 BELOW WAS CHANGED ON MARCH 3, 1993, AND THE CHANGES ARE INCLUDED AT THE END OF THIS DOCUMENT.
2. Annual Meeting. An annual meeting of shareholders shall be held on the first Wednesday in April of each year, if not a legal holiday, but if a legal holiday, then on the next ensuing day not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

3. Substitute annual meetings. If the annual meeting be not held on the date herein specified or within thirty (30) days thereafter, a substitute annual meeting may be called in the manner provided in Section 4 of this Article. Such substitute meeting shall for all purposes be deemed to be and treated as the annual meeting.

4. Special meetings. Special meetings may be called at any time by any one of the following: (1) the President; (b) the Chairman of the Board of Directors;
(c) a majority of the Board of Directors; or (d) the holders of not less than ten (10%) percent of the shares entitled to vote at the meeting.

5. Notice of meetings. Written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with postage prepaid in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

In the case of an annual or substitute annual meeting, the notice thereof need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which a vote of shareholders is expressly required by the provisions of the South Carolina Business Corporation Act.

When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, notice of the adjourned meeting need not be given if the time and place of the adjournment are announced at the meeting at which the adjournment is taken.

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6. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by a vote of majority of the shares voting on the motion to adjourn. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

7. Voting of shares. The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation of the corporation.

Voting on all matters shall be by voice vote or by show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

8. Informal or irregular action by shareholders. Action taken at any meeting of shareholders, however called and with whatever notice, if any, shall be deemed action of the shareholders taken at a meeting duly called and held on proper notice if: (a) all shareholders entitled to vote at the meeting are present in person or by proxy, and no shareholder objects to holding the meeting; or (b) a quorum is present either in person or by proxy, no one present objects to holding the meeting, and each absent person entitled to vote at the meeting signs, either before or after the meeting, a written waiver of notice, or consent to the holding of the meeting, or approval of the action taken as shown by the minutes thereof.

Any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of all outstanding shares entitled to vote on such action, or their attorneys-in-fact or a proxy holder thereof, and is filed with the Secretary of the corporation as part of the corporation records.


ARTICLE III - DIRECTORS

1. General powers. The business and affairs of the corporation shall be managed under the direction of the Board of Directors.

NOTE: PARAGRAPH 2 BELOW WAS CHANGED ON APRIL 28, 1993, AND THE CHANGES ARE INCLUDED AT THE END OF THIS DOCUMENT.

2. Number, term and qualifications. The number of the directors of the corporation shall not be less than seven (7) nor more than thirty-four (34). Each director shall hold office until the expiration of the term for which he is elected, and until his successor shall have been elected and qualify. At each annual meeting the shareholders shall, within the limits herein set forth, fix the number of directors which will constitute the Board of Directors for the ensuing year. The Board of Directors may, at any time, if fixed at fewer than the maximum number, provide for the addition of one or more directors, but not exceeding such maximum number and the vacancies so created may be filled by majority vote of the Board of Directors. Directors so elected shall serve until the next annual meeting of shareholders and until their successors are elected and quality.

3. Election of directors. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by ballot.

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4. Removal. Any or all directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, subject to the provisions of the South Carolina Business Corporation Act pertaining to removal of directors.

5. Vacancies. Any vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, even though less than a quorum, or by the sole remaining director; Directors so elected shall serve until the next annual meeting of shareholders and until their successors are elected and qualify.

NOTE: PARAGRAPH 6 BELOW WAS CHANGED ON JANUARY 22, 1987 AND LATER ON JANUARY 26, 1994 AND THE CHANGES ARE INCLUDED AT THE END OF THIS DOCUMENT.
6. Chairman. There may be a Chairman of the Board of Directors elected by the directors from among their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the Board.

There may be a Co-Chairman of the Board of Directors elected by the directors from among their members at any meeting of the Board. The Co-Chairman, in the absence of the Chairman, shall perform the duties of the Chairman, and perform such other duties as may be directed by the Board.

7. Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

8. Executive Committee. The Board of Directors may, by a resolution of the full Board, designate from among its members an Executive Committee and other committees, each consisting of one or more directors, and may delegate to such committee or committees all the authority of the Board of Directors except such authority as is expressly denied a committee by the South Carolina Business Corporation Act.


ARTICLE IV - MEETINGS OF DIRECTORS

1. Regular Meetings. The annual meeting of the Board of Directors shall be held immediately after, and at the same place as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of South Carolina, for the holding of additional regular meetings.

2. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors. Such meetings shall be held either within or without the State of South Carolina.

3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

Special meetings of the Board of Directors shall be held upon at least two (2) days notice by any usual means of communication. The purpose of such meeting need not be specified in the notice.

Except as otherwise expressly provided by the South Carolina Business Corporation Act, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice.

4. Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business, unless the vote of a greater proportion is required by the South Carolina Business Corporation Act.

Except as otherwise provided in this section or Section 8 of Article III of these by-laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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5. Informal or irregular action by Directors. Action taken by a majority of the directors or members of a committee without a meeting shall be valid if written consent to the action taken is executed, either before or after the action so taken, by all the directors or committee members and is filed with the minutes of the proceedings of the Board or Committee.

NOTE: ARTICLE V BELOW WAS CHANGED ON JANUARY 26, 1994 AND THE CHANGES ARE INCLUDED AT THE END OF THIS DOCUMENT.

ARTICLE V - OFFICERS

1. Number. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of President and Secretary.

2. Election and term. The officers of the corporation shall be elected by the Board of Directors at its annual meeting, and such officer shall hold his office for one year and until his successor shall be elected and qualify, or until his earlier death, resignation, retirement, removal or disqualification.

Any vacancy, however occurring, in any office may be filled by the Board of Directors at any regular or special meeting of the Board; and the Board may, at any regular or special meeting of the Board, elect a person to an office created in the interim between annual meetings of the Board.

3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

4. Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation according to these by-laws.

The President shall sign, with any other proper officer, any deeds, mortgages, bonds, contracts or other instruments which may lawfully be executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

6. Vice President. The Vice Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and shall have such other powers as the Board of Directors shall prescribe.

7. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by the law and by these by-laws. He shall have general charge of the corporate records and books and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instruments requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each, and the date or dates when each respectively became the owner of record of such shares or cause the same to be kept at the office of the corporation's transfer agent or registrar. He shall sign such instruments as may require his signature, and, in general, shall perform all duties as may be assigned to him from time to time by the Board of Directors.

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8. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and shall cause a true statement of the assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed in the registered office of the corporation within five (5) months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholders for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request thereof. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

9. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices and shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

10. Bonds. The Board of Directors may, by resolution, require any or all officers, agents or employees of the corporation to give bond in such sum and with such sureties as the resolution may specify for the faithful discharge of their duties; and to comply with such other conditions as may from time to time be required by the Board.


ARTICLE VI - CONTRACTS, CHECKS AND DEPOSITS

1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

2. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.


ARTICLE VII - CERTIFICATES FOR SHARES AND TRANSFER THEREOF

1. Certificates for shares. Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him, by law. These certificates shall be signed by the President or any Vice President, and the Secretary or any Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date issued, shall be entered on the stock transfer books of the corporation.

2. Transfer of shares. Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

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3. Closing transfer books and fixing record date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of a dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders. Such date shall not in any case be more than fifty (50) days and, in case of a meeting of shareholders, not less than ten
(10) full days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

In lieu of fixing a record date as hereinabove provided, the Board of Directors may order the stock transfer books to be closed for a stated period. Such shall not in any case exceed fifty (50) days and, in case of a meeting of shareholders, the books shall be closed for at least ten (10) full days immediately preceding the date of such meeting.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

4. Lost Certificates. A shareholder whose certificate has been lost or destroyed may have it replaced upon complying with the requirements of the Uniform Commercial Code in effect in South Carolina.


ARTICLE VIII - GENERAL PROVISIONS

1. Dividends. The Board of Directors may, from time to time declare, and the corporation may pay dividends on its outstanding shares in cash or property (including its own shares or those of other corporations) subject to limitations and restrictions imposed by law or continued in the Articles of Incorporation.

2. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the South Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or by-laws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the date of the meeting or other event requiring notice, shall be equivalent to the giving of such notice.

3. Fiscal Year. Unless otherwise ordered by the Board of Directors, the fiscal year of the corporation shall commence on January 1 and end on December 31.

4. Amendments. The Board of Directors may adopt, amend, or repeal these by-laws or adopt new by-laws, subject to the right of shareholders to alter, amend, repeal by-laws or adopt new by-laws in accordance with applicable provisions of the South Carolina Business Corporation Act. Any such action taken by directors shall require the vote of a majority of directors then in office; and any such action taken by shareholders shall require the vote of a majority of all shares entitled to elect directors.

Any notice of a meeting of shareholders or of directors at which by-laws are to be adopted, amended, or repealed shall include notice of such proposed action.

Adopted as and for the by-laws of First Citizens Bancorporation of South Carolina, Inc. as of August 26, 1982.

J. Bonner Baxter, President
Marie M. Savage

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AMENDMENTS TO BY-LAWS:

ARTICLE II

Section 2. Annual Meeting. An annual meeting of shareholders shall be held in April of each year on a date to be set annually by the board of Directors for the purpose of electing directors of the corporation and for the transactions of such other business as may be properly before the meeting.

Duly amended March 3, 1993
E. Hite Miller, Sr., President
E. W. Wells,  Corporate Secretary


ARTICLE III

Section 2. Number, term and qualifications. The number of the directors of the corporation shall not be less than seven (7) nor more than twenty-eight (28). Each director shall hold office until the expiration of the term for which he is elected, and until his successor shall have been elected and qualify. At each annual meeting the shareholders shall, within the limits herein set forth, fix the number of directors which will constitute the Board of Directors for the ensuing year. The Board of Directors may, at any time, if fixed at fewer than the maximum number, provide for the addition of one or more directors, but not exceeding such maximum number and the vacancies so created may be filled by majority vote of the Board of Directors. Directors so elected shall serve until the next annual meeting of shareholders and until their successors are elected and quality. No person who has attained the age of seventy-five (75) years shall be eligible for election or re-election as a director; provided however, such condition of eligibility shall not apply to any person who was a director of the corporation on January 1, 1993.

Duly Amended April 28, 1993
E. Hite Miller, Sr., President
E. W. Wells, Corporate Secretary

RESOLVED, that Section 6 of Article III of the By-laws of the corporation is hereby deleted.

Duly Amended January 26, 1994
E. Hite Miller, Sr., President
E. W. Wells, Corporate Secretary


Section 9. Honorary Directors. The title "Director Emeritus: may be conferred upon such former directors of Bancorporation as may be selected by the Board of Directors. Each person so selected shall be paid as an honorarium an amount approved by the Board of Directors.

Duly Amended July 24, 1996
E. Hite Miller, Sr., Chariman of the Board
E. W. Wells, Corporate Secretary


RESOLVED, that Article V. of the By-laws of the corporation is hereby amended to read as follows:

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ARTICLE V - OFFICERS

1. Election and term. The officers of the corporation shall be elected by the Board of Directors at its annual meeting, and such officer shall hold his office for one year and until his successor shall be elected and qualify, or until the earlier of his death, resignation, retirement, removal or disqualification.

Any vacancy, however, occurring, in any office may be filled by the Board of Directors at any regular or special meeting of the Board; and the Board may, at any regular or special meeting of the Board, elect a person to an office created in the interim between annual meetings of the Board.

2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

3. Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

4. Bonds. The Board of Directors may, by resolution, require any or all officers, agents or employees of the corporation to give bond in such sum and with such sureties as the resolution may specify for the faithful discharge of their duties.

5. Number, Duties and Powers. The officers of the Corporation shall consist of Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Secretary, and Controller; and may also consist of one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, and such other or additional officers as, in the opinion of the Board, are necessary for the conduct of the business of the corporation. Each officer shall have such duties as may be assigned and such powers as may be granted to him by the Board of Directors and these by-laws. Any two or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required. The duties and powers of the offices are as follows:

(a) Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors and all meetings of the shareholders. He may sign, execute, and deliver in the name of the corporation powers of attorney, contracts, bonds, certificates of stock and other obligations or documents. He shall perform such other duties as the Board of Directors may direct.

(b) Vice-Chairman of the Board: The Vice-Chairman of the Board shall, in the absence of the Chairman, preside at all meetings of the Board of Directors and all meetings of the shareholders. He shall perform such other duties as the Board of Directors may direct.

(c) Chief Executive Officer: The Chief Executive Officer shall be either the Chairman of the Board or President. He shall have general supervision of all affairs of the corporation, and shall carry into effect all directives of the Board of Directors or the Executive Committee thereof.

(d) President: The President shall have such powers and perform such duties as the Board of Directors, Chairman of the Board, or Chief Executive Officer may direct. He may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds, certificates of stock, and other obligations or documents.

(e) Chief Operating Officer: The Chief Operating Officer shall administer and supervise the operations of the corporation in accordance with these by-laws, and shall perform such other duties as the Board of Directors, Chairman of the Board, Chief Executive Officer, or President may direct.

(f) Executive Vice President(s), Senior Vice Presidents and other Vice
Presidents: The duties of the Executive Vice President(s), the Senior Vice Presidents and other Vice Presidents shall be to perform such duties as the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or Chief Operating Officer may direct.

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(g) Secretary: The Secretary shall attend and keep accurate record of the acts and proceedings of all meetings of shareholders and directors. He shall give or cause to be given all notices required by the law and by these by-laws. He shall have general charge of the corporate books and records, excluding financial books and records, and of the corporate seal; and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature and shall perform such other duties as the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or Chief Operating Officer may direct. The Secretary shall sign, with the President or other authorized officer, certificates for shares of the corporation.

(h) Controller: The Controller shall be the Chief Financial Officer of the corporation, and shall have custody of all funds and securities belonging to the corporation. He shall receive, deposit or disburse the same under the direction of the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or Chief Operating Officer. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and shall cause a true statement of the assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail. He shall perform such other duties as the Board of Directors, Chairman of the Board, Chief Executive Officer, or President may direct.

Adopted the 26th day of January, 1994, by the directors of First Citizens Bancorporation of South Carolina, Inc. at a regular meeting, of which notice was properly given.

Duly amended January 26, 1994
E. Hite Miller, Sr., President
E. W. Wells, Corporate Secretary


The following is a true and correct copy of a change to the by-laws of First Citizens Bancorporation of South Carolina, Inc. which was duly authorized by the directors at a directors meeting held on January 22, 1987. The change involved
Article III, Section 6, Chairman which now reads:

6. Chairman. There may be a Chairman of the Board of Directors elected by the directors from among their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the Board.

There may be a Vice Chairman of the Board of Directors elected by the directors from among their members at any meeting of the Board. The Vice Chairman, in the absence of the Chairman, shall perform the duties of the Chairman, and perform such other duties as may be directed by the Board.

E. W. Wells, Corporate Secretary

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